Exhibit 3.7

ARTICLES OF ORGANIZATION

OF

DOUBLETREE HOTEL SYSTEMS LLC

An Arizona Limited Liability Company

1. Name. The name of the limited liability company shall be Doubletree Hotel Systems LLC (the “Company”).

2. Known Place of Business. The address of the known place of business of the Company is c/o Corporation Service Company, 2338 West Royal Palm Road, Suite J, Phoenix, Arizona 85021.

3. Agent for Service of Process. The name and address of the agent for service of process for the Company are: Corporation Service Company, 2338 West Royal Palm Road, Suite J, Phoenix, Arizona 85021.

4. Management. Management of the Company is reserved to the members.

5. Name and Address of Member. The name and address of the sole member of the Company are Doubletree Hotels Corporation, an Arizona corporation, 9336 Civic Center Drive, Beverly Hills, California 90210.

DATED: October 22, 2007.

/s/ K. Allen Anderson
Name: K. Allen Anderson
Vice President and Assistant Secretary of Doubletree Hotels Corporation

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION

OF

DOUBLETREE HOTEL SYSTEMS LLC

1. The name of the limited liability company is DOUBLETREE HOTEL SYSTEMS LLC (the “Company”).

2. The initial Articles of Organization of the Company were filed on October 22, 2007, File No. L-1402949-6.

3. The Articles of Organization of the Company are amended by deleting Paragraph 5 and by adding a new Paragraph 5 to read in its entirety as follows:

“5. Name and Address of Member. The name and address of the sole member of the Company are: Doubletree Hotels LLC, an Arizona limited liability company, 9336 Civic Center Drive, Beverly Hills, California 90210.

Dated as of October 25, 2007.

SOLE MEMBER:

DOUBLETREE HOTELS LLC, an Arizona limited liability company

By	/s/ W. Steven Standefer
Name: W. Steven Standefer
Its: Senior Vice President

ARTICLES OF MERGER

OF DOUBLETREE HOTEL SYSTEMS, INC.,

AN ARIZONA CORPORATION (CORPORATE NO. 0212163-0)

INTO

DOUBLETREE HOTEL SYSTEMS LLC,

AN ARIZONA LIMITED LIABILITY COMPANY

Pursuant to Arizona Revised Statutes § 29-754, Doubletree Hotel Systems LLC, an Arizona limited liability company, hereby files the following Articles of Merger:

1. A Plan of Merger relating to the merger (the “Plan of Merger”) is on file at the following place of business of the surviving business entity, and the surviving business entity will provide a copy of the Plan of Merger on request and without cost to any person who holds an interest in a business entity that is a party to the merger: 9336 Civic Center Drive, Beverly Hills, California 90210.

2. Each business entity that is a party to the merger approved the Plan of Merger in the manner provided by law.

3. There are no amendments to the Articles of Organization of the surviving business entity.

4. The future effective date of the merger is October 24, 2007.

5. The surviving business entity is a business entity organized under the law of the State of Arizona.

In Witness Whereof, K. Allen Anderson, the Vice President and Assistant Secretary of the sole member of Doubletree Hotel Systems LLC has been designated, pursuant to the Plan of Merger, to execute these Articles of Merger on behalf of Doubletree Hotel Systems LLC, and has executed these Articles of Merger as of October 22, 2007.

DOUBLETREE HOTEL SYSTEMS LLC, an Arizona limited liability company

By:	DOUBLETREE HOTELS
CORPORATION, an Arizona corporation,
Its Sole Member

By:	/s/ K. Allen Anderson
K. Allen Anderson
Its: Vice President and Assistant Secretary

PLAN OF MERGER

Pursuant to Sections 10-1101, et seq. and 29-751, et seq. of the Arizona Revised Statutes (“A.R.S”), DOUBLETREE HOTEL SYSTEMS, INC., an Arizona corporation (sometimes referred to as the “Corporation”), and DOUBLETREE HOTEL SYSTEMS LLC, an Arizona limited liability company (sometimes referred to as the “Company”), have adopted and approved this Plan of Merger.

1. The names and jurisdictions of organization of each business entity that plans to merge are as follows:

DOUBLETREE HOTEL SYSTEMS, INC., an Arizona corporation, and

DOUBLETREE HOTEL SYSTEMS LLC, an Arizona limited liability company.

2. The name of the surviving business entity is as follows:

DOUBLETREE HOTEL SYSTEMS LLC, an Arizona limited liability company.

3. The terms and conditions of the proposed merger (the “Merger”) are as follows:

As soon as practicable after the approval and execution of this Plan of Merger, DOUBLETREE HOTEL SYSTEMS LLC shall cause (1) articles of merger relating to the Merger (the “Articles of Merger”) to be filed with the Arizona Corporation Commission in accordance with A.R.S. § 29-754. The future effective date of the Merger is October 24, 2007.

4. The manner and basis of converting the obligations, rights or securities of, or interests in DOUBLETREE HOTEL SYSTEMS, INC. into the obligations, rights or securities of, or interests in DOUBLETREE HOTEL SYSTEMS LLC are as follows:

All shares of capital stock of DOUBLETREE HOTEL SYSTEMS, INC. shall be converted into limited liability company interests in DOUBLETREE HOTEL SYSTEMS LLC.

5. K. Allen Anderson, the Vice President and Assistant Secretary of DOUBLETREE HOTELS CORPORATION, the sole member of the Company, is hereby designated to execute and file the Articles of Merger with the Arizona Corporation Commission, as required by A.R.S. § 29-754.

6. No amendments shall be made to the Articles of Organization of DOUBLETREE HOTEL SYSTEMS LLC.

7. The street address of the chief executive office of the surviving business entity is 9336 Civic Center Drive, Beverly Hills, California 90210.

In Witness Whereof, the parties hereto have executed this Plan of Merger as of October 22, 2007.

DOUBLETREE HOTEL SYSTEMS, INC., an Arizona corporation

By	/s/ W. Steven Standefer
Name: W. Steven Standefer
Its: Senior Vice President

DOUBLETREE HOTEL SYSTEMS LLC, an Arizona limited liability company

By:	DOUBLETREE HOTELS
CORPORATION, an Arizona corporation, As Sole Member

By /s/ K. Allen Anderson
K. Allen Anderson
Its: Vice President and Assistant Secretary